Exhibit 99.2

STILWELL
FINANCIAL INC.

                                                    920 Main Street, 21st Floor
                                               Kansas City, Missouri 64105-2008
                                                                NYSE Symbol: SV

NEWS RELEASE

Media Contact:                                                Investor Contacts:
   Peggy Landon (816-218-2455)                  Landon H. Rowland (816-218-2416)
    Director of Investor                                Chairman, President and
    and Public Relations                                 Chief Executive Officer
                                               Daniel P. Connealy (816-218-2412)
                                      Vice President and Chief Financial Officer

               Stilwell Financial Reports Assets Under Management

         KANSAS CITY, Mo. (August 1, 2002) - As of the close of the market on July 31, 2002, Stilwell Financial Inc. (NYSE: SV) reported assets under management of approximately $148 billion. During the month of July, assets under management averaged approximately $151 billion. Preliminary average assets under management for the seven months ended July 31 totaled approximately $178 billion.

About Stilwell Financial Inc.
         Stilwell Financial Inc. is a diversified, global financial services company with subsidiaries and affiliates operating in North America, Europe and Asia. Stilwell owns approximately 92 percent of Janus Capital Management LLC, 87 percent of Berger Financial Group LLC, 81 percent of Nelson Money Managers Plc and 33 percent of DST Systems, Inc. (NYSE: DST).

         This press release includes statements concerning potential future events involving Stilwell Financial Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Stilwell's Annual Report on Form 10-K for the year ended December 31, 2001 on file with the Securities and Exchange Commission (Commission file no. 001-15253). Stilwell will not update any forward-looking statements made in this press release to reflect future events or developments.
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